                                The Havana Group, Inc.

            THGU                                                     UNITS

      SEE REVERSE FOR
    CERTAIN DEFINITIONS                                        CUSIP 419209 20 8

                   UNITS CONSISTING ON ONE COMMON SHARE AND TWO
           REDEEMABLE CLASS A WARRANTS EACH TO PURCHASE ONE COMMON SHARE

This Certifies that

is the owner of                                                           Units

Each Unit ("Unit") consists of one share of Common Stock of The Havana Group, Inc., a Delaware corporation (the "Company") and two Redeemable Class A Common Stock Purchase Warrants (the "Class A Warrants"). The Common Stock and the Class A Warrants are not detachable or separately transferable until the earlier of
(i) , 1998 or (ii) the date selected by VTR Capital, Inc., the Representative of the Company's initial public offering, in writing for separation (the "Separation Date"). After the Separation Date, the Common Stock and Class A Warrants will be detachable and may trade separately. Each Class A Warrant entitles the holder to purchase one share of Common Stock at a price of
$5.25 and is exercisable from the Separation Date until            , 2003 (the
"Expiration Date"). The Company may redeem the Class A Warrants at a price of
$.10 per Warrant, at any time after           , 1999, upon not less than 30 days
prior written notice, if the closing bid price of the Common Stock has been at least $10.50 per share for 20 consecutive trading days ending within 15 days prior to the date on which the notice of redemption is given.

After the Separation Date, Unit Holder must submit their Unit certificates to the Transfer Agent and Registrar of the Company (which firm is also the Warrant Agent as defined below) to be exchanged for Common Stock and Warrant certificates. The terms, rights and privileges of the Warrants are set forth in
the Warrant Agreement (the "Warrant Agreement") dated         , 1998 by and
between the Company and Harris Trust Company of New York (the "Warrant Agent"). A copy of the Warrant Agreement is on file at the office of the Warrant Agent at 430 Park Avenue, New York, NY 10022, and are available to any Unit Holder or Warrant Holder on written request and without cost. The Warrants shall be void unless exercised before 5:00 p.m. New York City Time on the Expiration Date. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company.

DATED

(Secretary Signature)                                 (President Signature)
                              (Company Seal)
SECRETARY                                             PRESIDENT








Countersigned and Registered:
HARRIS TRUST COMPANY OF NEW YORK
Transfer Agent and Registrar

By



Authorized Signature

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                             THE HAVANA GROUP, INC.

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common

TEN ENT -- as tenants by the entireties

JT TEN  -- as joint tenants with right of
           survivorship and not as tenants
           in common

UNIF GIFT MIN ACT-- ________ Custodian___________
                     (Cust)            (Minor)

                    under Uniform Gifts to Minors
Act _____________________________________________
                     (State)

     Additional abbreviations may also be used though not in the above list.

 For Value Received,                   hereby sell, assign and transfer unto
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  PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

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-----------------------------------------------------------------------    Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

--------------------------------------------------------------------    Attorney
to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated
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                            NOTICE:
                                    --------------------------------------------
                                    THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                                    CORRESPOND WITH THE NAME(S) AS WRITTEN
                                    UPON THE FACE OF THE CERTIFICATE IN EVERY
                                    PARTICULAR, WITHOUT ALTERATION OR
                                    ENLARGEMENT OR ANY CHANGE WHATSOEVER.

           SIGNATURE(S) GUARANTEED:
                                    --------------------------------------------
                                    THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                    ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                    STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                    AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                    APPROVED SIGNATURE GUARANTEE MEDALLION
                                    PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.